N. BLUMENFRUCHT
                           Certified Public Accountant
                              1040 East 22nd Street
                              Brooklyn, N.Y. 11210
                                 (718) 692-2743

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


The Board of Directors
The Quigley Corporation


         As independent public accountant, I hereby consent to the incorporation in this Post-Effective Amendment on Form S-3 of (i) my report dated December 12, 1996 included in The Quigley Corporation's Form 10-KSB for the year ended September 30, 1996, (ii) my report dated February 11, 1998 included in The Quigley Corporation's Form 10-KSB for the year ended December 31, 1997 and (iii) to all references to me included in this Post-Effective Amendment.


                                                    /S/ NACHUM BLUMENFRUCHT
                                                    ---------------------------
                                                    Nachum Blumenfrucht
                                                    Certified Public Accountant

Brooklyn, New York
June 9, 1998